Exhibit 10.2

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT, dated as of May 2, 2025, 2025 (this “Agreement”), made by Freight Technologies, Inc., a British Virgin Islands corporation with offices located at 2001 Timberloch Place, Suite 500, The Woodlands, Texas 77380 (the “Company” or “Grantor”), in favor of TrumpCoin Ventures I LLC with offices located at 17 State Street, Suite 2100, New York, New York 10004, in its capacity as collateral agent (together with its successors and assignees, in such capacity, the “Collateral Agent”) for the Noteholders (as defined below) party to the Securities Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company is party to that certain Securities Purchase Agreement, dated as of April 29, 2025 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, the “Securities Purchase Agreement”) by and among the Company and each party listed as a “Buyer” on the Schedule of Buyers attached thereto (each a “Buyer” and collectively, the “Buyers”), pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the “Notes” and “Incremental Notes” issuable upon the exercise or cancellation of the “Incremental Warrants,” in each case, issued pursuant thereto (as such Notes and Incremental Notes may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the “Notes”);

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Grantor agrees with the Collateral Agent, for the ratable benefit of the Collateral Agent and the Noteholders, as follows:

SECTION 1. Definitions.

(a) Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Notes or in the Code, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of the Code except as the Collateral Agent may otherwise determine in its sole and absolute discretion.

(b) Without limiting the generality of, and subject to the proviso at the end of, Section 1(a) of this Agreement, the following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Uncertificated Securities”.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Affiliate” of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and any officer or director of such Person. Without limiting the generality of the foregoing, a Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Bankruptcy Event of Default” shall have the meaning set forth in the Note.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Buyer” or “Buyers” shall have the meaning set forth in the recitals hereto.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock (including, without limitation, any warrants, options, rights or other securities exercisable or convertible into equity interests or securities of such Person), and (ii) with respect to any Person that is not an individual or a corporation, any and all partnership, membership, trust or other equity interests of such Person.

“Closing Date” means the date the Company issues the Notes pursuant to the terms of the Securities Purchase Agreement.

“Code” means Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Collateral” shall have the meaning set forth in Section 3(a) of this Agreement.

“Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Company” shall have the meaning set forth in the preamble hereto.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Event of Default” shall have the meaning set forth in Section 4(a) of the Notes.

“Foreign Subsidiary” means any Subsidiary of a Grantor organized under the laws of a jurisdiction other than the United States, any of the states thereof, Puerto Rico or the District of Columbia.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

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“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local, foreign or other political subdivision thereof or thereto and any department, commission, board, bureau, court, tribunal, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” shall have the meaning set forth in Section 2 of each Guaranty. “Guarantor” or “Guarantors” shall have the meaning set forth in the recitals hereto.

“Guaranty” or “Guaranties” shall have the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law or law for the relief of debtors, any proceeding relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or any proceeding seeking reorganization, arrangement, or other similar relief.

“Lien” means any mortgage, lien, pledge, charge, security interest, adverse claim or other encumbrance upon or in any property or assets.

“Noteholders” means, at any time, the holders of the Notes at such time.

“Notes” shall have the meaning set forth in the recitals hereto.

“Obligations” shall have the meaning set forth in Section 4 of this Agreement.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash of all of the Obligations.

“Perfection Requirement” or “Perfection Requirements” shall have the meaning set forth in Section 5(j) of this Agreement.

“Permitted Liens” shall have the meaning set forth in the Notes.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Securities Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Subsidiary” means any Person in which a Grantor directly or indirectly, (i) owns any of the outstanding Capital Stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries”.

SECTION 2. Pledge of Pledged Collateral.

(a) As collateral security for the due and punctual payment and performance in full of the Obligations, as and when due, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Collateral Agent and the Noteholders, a continuing Lien on and security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral and all Proceeds of, and Security Entitlements in respect of, any of the foregoing (the items referred to above being collectively referred to as the “Pledged Collateral”).

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(b) Upon delivery to the Collateral Agent, all property comprising part of the Pledged Collateral required to be delivered pursuant to this Agreement shall be accompanied by undated proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request in order to effect transfer of such Pledged Collateral. Each delivery of Pledged Securities or other Pledged Collateral shall be accompanied by a schedule describing such Pledged Securities or Pledged Collateral, as the case may be, provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(c) The assignment, pledge, Lien and security interest granted in Section 2(a) are granted as security only and shall not subject the Collateral Agent or any Noteholder to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Pledged Collateral.

(d) If an Event of Default shall occur and be continuing and, other than in the case of a Bankruptcy Event of Default, the Collateral Agent shall have notified the Borrower of its intent to exercise such rights, (a) the Collateral Agent, shall have the right (in its sole and absolute discretion) to cause each of the Pledged Securities to be transferred of record into the name of the Collateral Agent or into the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and (b) to the extent permitted by the documentation governing such Pledged Securities and applicable law, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Grantor will promptly give to the Collateral Agent copies of any material notices received by it with respect to Pledged Securities registered in the name of such Grantor. Each Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section 2(d).

(e) Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of a Bankruptcy Event of Default, the Collateral Agent shall have notified the Grantors that the rights of the Grantors under this Section 2(e) are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Transaction Documents.

(ii) The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 2(e)(i), in each case as shall be specified in such request.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are permitted by, the other Transaction Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding equity interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and shall, to the extent required by Section 2(b) and/or 2(c) be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or documents set forth in Section 2(d) or as otherwise reasonably requested by the Collateral Agent). So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities.

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(f) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of a Bankruptcy Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of the rights of the Grantors under Section 2(e)(iii), all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2(e)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions as part of the Pledged Collateral, subject to Section 2(i) and the last sentence of this Section 2(f). All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 2(g) or this Section 2(f) shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of Section 2(g) and/or this Section 2(h) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Obligations and shall be applied in accordance with the provisions of Section 8. After all Events of Default have been cured or waived, and the Grantors have delivered to the Collateral Agent a certificate of an executive officer to such effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 2(g)(iii) in the absence of an Event of Default and that remain in such account.

(g) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of a Bankruptcy Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of the rights of the Grantors under Section 2(g)(i), all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2(g)(i), and the obligations of the Collateral Agent under Section 2(g)(ii), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers subject to Section 2(k) and the last sentence of this Section 2(i); provided that, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, and the Grantors have delivered to the Collateral Agent a certificate of an executive officer to such effect, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 2(g)(i), and the obligations of the Collateral Agent under Section 2(g)(ii) shall be reinstated.

(h) Any notice given by the Collateral Agent to the Grantors under Section 2(f) or Section 2(g) (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under Section 2(e)(i) or 2(e)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(i) Nothing contained in this Agreement shall be construed to make the Collateral Agent or any Noteholder liable as a member of any limited liability company or as a partner of any partnership, and neither the Collateral Agent nor any Noteholder by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership.

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SECTION 3. Grant of Security Interest.

(a) As collateral security for the due and punctual payment and performance in full of the Obligations, as and when due, each Grantor hereby pledges and assigns to the Collateral Agent, its successors and permitted assigns, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Collateral Agent and the Noteholders, a continuing Lien on and security interest in, all of such Grantor’s right, title and interest in, to any TRUMP coin purchased with proceeds from the Notes, as contained in that certain Coinbase wallet identified as [ ], and all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral, including staking yield, thereof (together with the Pledged Collateral, the “Collateral”), ..

(a) Each Grantor is and will be at all times the sole and exclusive owner of the Collateral in which such Grantor has granted a Lien and security interest hereunder free and clear of any Liens, except for Permitted Liens thereon. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as (i) may have been filed in favor of the Collateral Agent and/or the Noteholders relating to this Agreement or the other Transaction Documents, or (ii) are intended to perfect Permitted Liens existing as of the date hereof.

(b) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting any Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties other than as granted pursuant to this Agreement.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, is required for (i) the grant by each Grantor, or the perfection, of the Lien and security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except for (A) the filing under the Code as in effect in the applicable jurisdiction of the financing statements, all of which financing statements have been duly filed and are in full force and effect, and (B) the Collateral Agent having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A) through (B) each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(d) This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable Lien on and security interest in the Collateral, as security for the Obligations. The performance of the Perfection Requirements results in the perfection of such Lien on and security interest in the Collateral. Such Lien and security interest is (or in the case of Collateral in which any Grantor obtains any right, title or interest after the date hereof, will be), subject only to Permitted Liens and the Perfection Requirements, a first priority, valid, enforceable and perfected Lien on and security interest in all personal property of each Grantor. Such recordings and filings and all other action necessary to perfect and protect such Lien and security interest have been duly taken (and, in the case of Collateral in which any Grantor obtains right, title or interest after the date hereof, will be duly taken), except for the Collateral Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral after the date hereof and the other actions, filings and recordations described above, including the Perfection Requirements.

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(e) Such Grantor (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and each other Transaction Document to which such Grantor is a party, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect.

(f) The execution, delivery and performance by each Grantor of this Agreement and each other Transaction Document to which such Grantor is a party (i) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (ii) do not and will not contravene its charter or by-laws, limited liability company or operating agreement, certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on such Grantor or its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Transaction Document) upon or with respect to any of its assets or properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its assets or properties.

(g) This Agreement has been duly executed and delivered by each Grantor and is the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law). Each of the other Transaction Documents to which any Grantor is or will be a party, when delivered, duly executed and delivered by such Grantor and the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(h) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

SECTION 4. Covenants as to the Collateral. Until all of the Obligations shall have been fully performed and Paid in Full, unless the Collateral Agent shall otherwise consent in writing (in its sole and absolute discretion):

(a) Further Assurances. Each Grantor will, at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to: (i) perfect and protect the Lien and security interest of the Collateral Agent created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, including, without limitation, the Controlled Accounts; or (iii) otherwise effect the purposes of this Agreement.

(b) Provisions Concerning Name, Organization, Location, Accounts and Licenses.

(i) Each Grantor will (A) give the Collateral Agent at least thirty (30) days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Schedule I hereto, (C) immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Collateral and permit representatives of the Collateral Agent during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such records.

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(ii) Each Grantor will (except as otherwise provided in this subsection (f)), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, any Grantor may (and, at the Collateral Agent’s direction, will) take such action as any Grantor or the Collateral Agent may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by applicable law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done. After receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce any Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including, without limitation, Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder (for the ratable benefit of the Collateral Agent and the Noteholders), shall be segregated from other funds of any Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as specified in Section 8(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox (including, without limitation, any Controlled Account) or deposits the proceeds of any Accounts to send immediately to the Collateral Agent by wire transfer (to such deposit account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such Securities, cash, investments and other items held by such institution. Any such Securities, cash, investments and other items so received by the Collateral Agent shall be applied as specified in accordance with Section 8(b) hereof.

(iii) Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than any Grantor, each Grantor party thereto will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(c) Transfers and Other Liens.

(i) Except as otherwise expressly permitted in the other Transaction Documents, no Grantor shall, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any Collateral whether in a single transaction or a series of related transactions, other than (A) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by such Grantor for fair value in the ordinary course of business consistent with past practices and (B) sales of Inventory and product in the ordinary course of business.

(ii) No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

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SECTION 5. Additional Provisions Concerning the Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 6(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any action, suit or proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Noteholders with respect to any Collateral, (v) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Noteholders with respect to any Collateral, and (vi) to verify any and all information with respect to any and all Accounts. This power is coupled with an interest and is irrevocable until all of the Obligations are fully performed and Paid in Full.

(c) If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 9 hereof and such obligation shall be secured by the Collateral.

(d) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

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(e) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights or remedies hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 6. Remedies Upon Event of Default; Application of Proceeds. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, in any other Transaction Document or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the ratable benefit of itself and the Noteholders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale (including, without limitation, by credit bid), at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Collateral Agent and the Noteholders arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral.

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(b) Any cash held by the Collateral Agent as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale or disposition of or collection from, or other realization upon, all or any part of the Collateral shall be applied as follows (subject to the provisions of the Securities Purchase Agreement): first, to pay any fees, indemnities or expense reimbursements then due to the Collateral Agent (including, without limitation, those described in Section 9 hereof); second, to pay any fees, indemnities or expense reimbursements then due to the Noteholders, on a pro rata basis; third to pay interest due under the Notes owing to the Noteholders, on a pro rata basis; fourth, to pay or prepay principal in respect of the Notes, whether or not then due, owing to the Noteholders, on a pro rata basis; fifth, to pay or prepay any other Obligations, whether or not then due, in such order and manner as the Collateral Agent shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the full performance and Payment in Full of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, disposition, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Noteholders are legally entitled, each Grantor shall be, jointly and severally, liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(d) To the extent that applicable law imposes duties on the Collateral Agent to exercise rights and remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants, attorneys and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of rights and remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation of the foregoing, nothing contained in this section shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

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(e) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 7. Indemnity and Expenses.

(a) Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Collateral Agent and each of the Noteholders harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction no longer subject to appeal.

(b) Each Grantor agrees, jointly and severally, to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights or remedies of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, first-class postage prepaid and return receipt requested), telecopied, e-mailed or delivered, (a) if to any Grantor, to the Company’s address, email address and/or facsimile number as set forth in Section 8(f) of the Securities Purchase Agreement, (b) if to any Buyer, to it at its respective address, email address and/or facsimile number as set forth in Section 8(f) of the Securities Purchase Agreement or (c) if to Collateral Agent, to it at its respective address, email address and/or facsimile number as set forth on its signature page hereto; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 88. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or five Business Days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery. For the avoidance of doubt, all Foreign Subsidiaries, as Grantors, hereby appoint the Company as its agent for receipt of service of process and all notices and other communications in the United States at the address specified below.

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SECTION 9. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (and approved by the Required Holders), and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (and approved by the Required Holders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification or waiver of this Agreement shall be effective to the extent that it (1) applies to fewer than all of the holders of Notes or (2) imposes any obligation or liability on any holder of Notes without such holder’s prior written consent (which may be granted or withheld in such holder’s sole and absolute discretion).

(b) No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right or remedy hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Collateral Agent or any Noteholder provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights and remedies of the Collateral Agent or any Noteholder under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights or remedies under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing Lien on and security interest in the Collateral and shall (i) remain in full force and effect until the full performance and Payment in Full of the Obligations, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Noteholders hereunder, to the ratable benefit of the Collateral Agent and the Noteholders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Collateral Agent and the Noteholders may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Noteholders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Noteholder shall mean the assignee of the Collateral Agent or such Noteholder. None of the rights or obligations of any Grantor hereunder may be assigned, delegated or otherwise transferred without the prior written consent of the Collateral Agent in its sole and absolute discretion, and any such assignment, delegation or transfer without such consent of the Collateral Agent shall be null and void.

(e) Upon the full performance and Payment in Full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Collateral Agent will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

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(f) Governing Law; Jurisdiction; Jury Trial.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision or rule of law (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York.

(ii) Each Grantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 8(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Collateral Agent or the Noteholders from bringing suit or taking other legal action against any Grantor in any other jurisdiction to collect on a Grantor’s obligations or to enforce a judgment or other court ruling in favor of the Collateral Agent or a Noteholder.

(iii) WAIVER OF JURY TRIAL, ETC. EACH GRANTOR IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement. Delivery of any executed counterpart of a signature page of this Agreement by pdf, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(i) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Collateral Agent, any Noteholder or any other Person (upon (i) the occurrence of any Insolvency Proceeding of any of the Company or any Grantor or (ii) otherwise, in all cases as though such payment had not been made).

SECTION 10. Material Non-Public Information. Upon receipt or delivery by any Grantor of any notice in accordance with the terms of this Agreement, unless such Grantor has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Grantor or any of its Subsidiaries, such Grantor shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Report of Foreign Private Issuer on Form 6-K or otherwise. In the event that such Grantor believes that a notice contains material, non-public information relating to such Grantor or any of its Subsidiaries, such Grantor so shall indicate to the Collateral Agent and any applicable Noteholder contemporaneously with delivery of such notice, and in the absence of any such indication, the Collateral Agent and each Noteholder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to such Grantor or its Subsidiaries. Nothing contained in this Section 10 shall limit any obligations of any Grantor, or any rights or remedies of the Collateral Agent or any Noteholder, under Section 4(i) of the Securities Purchase Agreement.

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:

FREIGHT TECHNOLOGIES, INC.

By:	/s/ Donald Quinby
Name:	Donald Quinby
Title:	CFO

ACCEPTED BY:

TRUMPCOIN VENTURES I LLC

as Collateral Agent

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Authorized Signatory

Address for notices:

17 State Street, Suite 2100

New York, New York 10004

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